Exhibit 10.18

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of February 29, 2008, is by and among TREDEGAR CORPORATION, a Virginia corporation (the “Borrower”), the Domestic Subsidiaries of the Borrower as may from time to time become a party hereto (collectively, the “Guarantors”), and WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent on behalf of the Lenders under the Credit Agreement (as hereinafter defined) (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

W I T N E S S E T H

WHEREAS, the Borrower, the Guarantors, certain banks and financial institutions from time to time party thereto (the “Lenders”) and the Administrative Agent are parties to that certain Credit Agreement dated as of December 15, 2005 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”);

WHEREAS, the Credit Parties have requested the Required Lenders amend certain provisions of the Credit Agreement; and

WHEREAS, the Required Lenders are willing to make such amendments to the Credit Agreement, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AMENDMENTS TO CREDIT AGREEMENT

1.1        New Definition. The following definition is hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

“First Amendment Effective Date” shall mean February 29, 2008.

1.2        Amendment to Definition of Permitted Investments. The definition of Permitted Investments set forth in Section 1.1 of the Credit Agreement is hereby amended by (1) amending and restating clause (h) of such definition and (2) adding a new clause (i) to the end of such definition and making the appropriate punctuation and grammatical changes thereto as follows:

(h)        additional loans, advances and/or Investments of a nature not contemplated by the foregoing or following clauses hereof; provided that such loans, advances and/or Investments made pursuant to this clause  (h) shall (i) not exceed an aggregate amount of more than $75,000,000 at any time outstanding and (ii) be accounted for at original cost or amount invested, loaned or advanced for the purposes of determining compliance with this limitation; and

(i)         Investments existing as of the First Amendment Effective Date and set forth on Schedule 1.01.

1.3        Amendment to Section 6.04. Section 6.04 of the Credit Agreement is hereby amended by adding the following clause (e) to the end of such section and making the appropriate punctuation and grammatical changes thereto as follows:

(e)       any Credit Party or any of its Subsidiaries from dissolving or disposing of any Subsidiary (other than Significant Subsidiaries).

1.4        Amendment to Section 6.07. Section 6.07 is hereby amended and restated in its entirety to read as follows:

Permit Consolidated Stockholders’ Equity, at any time, to be less than $315,000,000 increased on a cumulative basis at the end of each fiscal quarter of the Borrower, beginning with the fiscal quarter ended September 30, 2007, by an amount equal to 50% of Consolidated Net Income (to the extent positive) for the fiscal quarter then ended.

ARTICLE II

CONDITIONS TO EFFECTIVENESS

2.1        Closing Conditions. This Amendment shall become effective as of the day and year set forth above (the “Amendment Effective Date”) upon satisfaction of the following conditions (in form and substance reasonably acceptable to the Administrative Agent):

(a)        Executed Amendment. The Administrative Agent shall have received a copy of this Amendment duly executed by each of the Credit Parties and the Administrative Agent, on behalf of the Required Lenders.

(b)        Executed Consents. The Administrative Agent shall have received executed consents, in substantially the form of Exhibit A attached hereto, from the Required Lenders authorizing the Administrative Agent to enter into this Amendment on their behalf. The delivery by the Administrative Agent of its signature page to this Amendment shall constitute conclusive evidence that the consents from the Required Lenders have been obtained.

(c)        Default. After giving effect to this Amendment, no Default or Event of Default shall exist.

(d)        Fees and Expenses. The Administrative Agent shall have received from the Borrower, on behalf of each Lender that executes and delivers a Lender Consent to the Administrative Agent by 4:00 p.m. (Charlotte, NC time) on February 29, 2008, an amendment fee in an amount equal to five (5) basis points on the aggregate Commitments of such approving Lenders. In addition, the Administrative Agent shall have received from the Borrower such other fees and expenses that are payable in connection with the consummation of the transactions contemplated hereby, including, without limitation, the reasonable fees and expenses of Moore & Van Allen PLLC.

(e)        Miscellaneous. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

ARTICLE III

MISCELLANEOUS

3.1        Amended Terms. On and after the Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

3.2        Representations and Warranties of Credit Parties. Each of the Credit Parties represents and warrants as follows:

(a)       It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b)       This Amendment has been duly executed and delivered by such Credit Party and constitutes such Credit Party’s legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)       No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.

(d)       The representations and warranties set forth in Article III of the Credit Agreement are true and correct as of the date hereof (except for those which expressly relate to an earlier date).

(e)       After giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

(f)        Except as specifically provided in this Amendment, the Credit Party Obligations are not reduced or modified by this Amendment.

3.3        Reaffirmation of Credit Party Obligations. Each Credit Party hereby ratifies the Credit Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement applicable to it and (b) that it is responsible for the observance and full performance of its respective Credit Party Obligations.

3.4        Loan Document. This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.

3.5        Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of the Administrative Agent’s legal counsel.

3.6        Further Assurances. The Credit Parties agree to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.

3.7        Entirety. This Amendment and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

3.8        Counterparts; Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart to this Amendment by telecopy or other electronic means shall be effective as an original and shall constitute a representation that an original will be delivered.

3.9        No Actions, Claims, Etc. As of the date hereof, each of the Credit Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the Lenders, or the Administrative Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under this Credit Agreement on or prior to the date hereof.

3.10      GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA.

3.11      Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

3.12      General Release. In consideration of the Administrative Agent, on behalf of the Lenders, entering into this Amendment, each Credit Party hereby releases the Administrative Agent, the Lenders, and the Administrative Agent’s and the Lenders’ respective officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act under the Credit Agreement on or prior to the date hereof, except, with respect to any such person being released hereby, any actions, causes of action, claims, demands, damages and liabilities arising out of such person’s gross negligence, bad faith or willful misconduct.

3.13      Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, services of process and waiver of jury trial provisions set forth in Sections 9.11 and 9.16 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

TREDEGAR CORPORATION

FIRST AMENDMENT TO CREDIT AGREEMENT

IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

BORROWER:	TREDEGAR CORPORATION

By: /s/ D. Andrew Edwards
Name:	D. Andrew Edwards
Title:	Vice President, CFO and Treasurer

GUARANTORS:
AUS CORPORATION, a Virginia corporation
BON L ALUMINUM LLC, a Virginia limited liability company
BON L CAMPO LIMITED PARTNERSHIP, a Texas limited partnership
BON L HOLDINGS CORPORATION, a Virginia corporation
BON L MANUFACTURING COMPANY, a Virginia corporation
El Campo GP, LLC, a Virginia limited liability company
THE WILLIAM L. BONNELL COMPANY, INC., a Georgia corporation
TREDEGAR CONSUMER DESIGNS, INC., a Virginia corporation
IDLEWOOD PROPERTIES, INC., a Virginia corporation
AFBS, INC., a Virginia corporation
TREDEGAR FAR EAST CORPORATION, a Virginia corporation
TREDEGAR FILM PRODUCTS CORPORATION, a Virginia corporation
TREDEGAR FILM PRODUCTS (EUROPE), INC., a Virginia corporation
TREDEGAR FILM PRODUCTS - LAKE ZURICH, LLC, a Virginia limited liability company
TREDEGAR FILM PRODUCTS (LATIN AMERICA), Inc., a Virginia corporation
TREDEGAR FILM PRODUCTS (U.S.) LLC, a Virginia limited liability company
TREDEGAR FILMS DEVELOPMENT, INC., a Virginia corporation
TREDEGAR FILMS RS CONVERTING, LLC, a Virginia limited liability company

By: /s/ D. Andrew Edwards Name: D. Andrew Edwards Title: Vice President and Treasurer

TREDEGAR CORPORATION

FIRST AMENDMENT TO CREDIT AGREEMENT

TREDEGAR PERFORMANCE FILMS INC., a Virginia corporation
TREDEGAR INVESTMENTS, INC., a Virginia corporation
TREDEGAR INVESTMENTS II, INC., a Virginia corporation
TREDEGAR REAL ESTATE HOLDINGS, INC., a Virginia corporation
FALLING SPRINGS, LLC, a Virginia limited liability company
JACKSON RIVER MOUNTAIN PROPERTIES LLC., a Virginia limited liability company
SMITH BRIDGE 40, a Virginia limited liability company

By: /s/ D. Andrew Edwards Name: D. Andrew Edwards Title: Vice President and Treasurer

ADMINISTRATIVE AGENT:	WACHOVIA BANK, NATIONAL ASSOCIATION,

as a Lender and as Administrative Agent on behalf of the Required Lenders

By:	/s/ C. Jeffrey Seaton
Name:	C. Jeffrey Seaton
Title:	Managing Director